Exhibit 99.1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com

AUDITOR'S REPORT

To the Board of Directors and Shareholders of

MICRONET LTD.

We have audited the accompanying consolidated balance sheets of Micronet Ltd. ("the Company") and its subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the abovementioned financial statements present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 2011 and 2010 and the results of their operations, the changes in their equity and cash flows for each of the years ended December 31, 2011 and 2010, in accordance with International Financial Reporting Standards ("IFRS").

/S/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 18, 2012	A Member of Ernst & Young Global

MICRONET LTD.

CONSOLIDATED BALANCE SHEETS

		December 31,
		2011	2010
	Note	NIS in thousands
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	3	8,337	3,546
Short-term investments	4	18,113	31,605
Trade receivables, net	5	9,431	2,299
Other accounts receivable	6	2,745	1,109
Inventories	7	21,353	7,514

		59,979	46,073

NON-CURRENT ASSETS:
Receivables and prepaid expenses		89	53
Employee benefit assets	16	5,761	5,415
Property, plant and equipment, net	9	6,525	6,363
Intangible assets	10	120	216

		12,495	12,047

		72,474	58,120

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.

CONSOLIDATED BALANCE SHEETS

		December 31,
		2011	2010
	Note	NIS in thousands
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Trade payables	11	15,991	2,577
Other accounts payable	12	5,574	3,538
Liabilities in respect of investment grant	14	-	1,068
Current maturities of convertible debentures	13	2,513	2,568

		24,078	9,751

NON-CURRENT LIABILITIES:
Convertible debentures	13	2,106	3,963
Deferred revenues		64	-
Conversion options of convertible debentures	13	7	75
Employee benefit liabilities	16	8,493	7,844

		10,670	11,882

EQUITY:	19
Share capital		1,931	1,931
Share premium		14,873	14,873
Capital reserve for share-based payment transactions		5,197	4,636
Retained earnings		15,725	15,068
Foreign currency translation adjustments of discontinued foreign operation		-	(21)

Total equity		37,726	36,487

		72,474	58,120

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		Year ended December 31,
		2011	2010
	Note	NIS in thousands (except per share data)

Revenues	22a	44,888	18,465

Cost of revenues	22b	31,917	13,102

Gross profit		12,971	5,363

Selling and marketing expenses	22c	1,723	2,156
General and administrative expenses	22d	5,980	4,356
Research and development expenses	22e	5,174	4,579
Gain from disposal of property and equipment, net		(43)	(22)

Total operating expenses		12,834	11,069

Operating income (loss)		137	(5,706)

Finance income	22f	1,239	2,061
Finance expenses	22g	(1,235)	(1,632)

Income (loss) before taxes on income		141	(5,277)
Taxes on income	17	-	46

Income (loss) from continuing operations		141	(5,323)
Income from discontinued operation, net	24	516	947

Net income (loss)		657	(4,376)

Other comprehensive income (loss) (net of tax effect):
Foreign currency translation adjustments of discontinued foreign operation		(11)	(38)
Transfer to profit or loss duo to sale of foreign operation		32	-

Total comprehensive income (loss)		678	(4,414)

Net earnings (loss) per share (in NIS):	23

Basic net earnings (loss) from continuing operations		0.0084	(0.316)

Diluted net earnings (loss) from continuing operations		0.0079	(0.316)

Basic net earnings from discontinued operation		0.03	0.056

Diluted net earnings from discontinued operation		0.029	0.053

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Share premium	Capital reserve for share-based payment transactions	Retained earnings	Foreign currency translation adjustments of discontinued foreign operation	Total equity
	NIS in thousands

Balance at January 1, 2010	1,931	14,873	4,621	19,444	17	40,886

Net loss	-	-	-	(4,376)	-	(4,376)
Total other comprehensive loss	-	-	-	-	(38)	(38)

Total comprehensive loss	-	-	-	(4,376)	(38)	(4,414)
Cost of share-based payment	-	-	15	-	-	15

Balance at December 31, 2010	1,931	14,873	4,636	15,068	(21)	36,487

Net income	-	-	-	657	-	657
Foreign currency translation adjustments of discontinued foreign operation	-	-	-	-	(11)	(11)
Transfer to profit or loss due to sale of foreign operation	-	-	-	-	32	32

Total comprehensive income	-	-	-	657	21	678
Cost of share-based payment	-	-	561	-	-	561

Balance at December 31, 2011	1,931	14,873	5,197	15,725	-	37,726

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2011	2010
	NIS in thousands

Cash flows from operating activities:

Net income (loss)	657	(4,376)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Adjustments to the profit or loss items:

Depreciation, amortization and write-off of inventories *	1,413	1,464
Finance expense (income), net	(4)	(429)
share-based payment	561	15
Change in liabilities in respect of investment grants	(150)	114
Gain from disposal of property, plant and equipment	(43)	(22)
Income from sale of discontinued operation	(1,683)	-
Taxes on income	10	46
Change in employee benefit liabilities, net	303	445

	407	1,633
Changes in asset and liability items:

Decrease (increase) in trade receivables	(6,649)	56
Increase in other accounts receivable	(2,241)	(710)
Increase in inventories	(14,169)	(2,289)
Decrease in trade payable	13,399	1,597
Increase in other accounts payable	1,806	119

	(7,854)	(1,227)
Cash paid and received during the year for:

Interest paid	(416)	(521)
Interest received	1,113	1,184
Taxes paid	(27)	(45)
Taxes received	566	719
Dividend received	20	6

	1,256	1,343

Net cash used in operating activities	(5,534)	(2,627)

*	Includes write-off of inventories totaling NIS 330 thousand and NIS 347 thousand in 2011 and 2010, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2011	2010
	NIS in thousands

Cash flows from investing activities:

Purchase of property, plant and equipment	(1,159)	(928)
Purchase of intangible assets	(152)	(188)
Proceeds from sale of property and equipment	43	42
Proceeds from sales of securities measured at fair value through profit or loss, net	13,055	3,088
Decrease (increase) in long-term receivables and prepaid expenses	(48)	26
Collection of loans to employees, net	29	121
Proceeds from sale of discontinued operation (a)	1,494	-

Net cash provided by investing activities	13,262	2,161

Cash flows from financing activities:

Repayment of convertible debentures	(2,550)	(2,482)
Receipt (repayment) of investment grant, net	(369)	377

Net cash used in financing activities	(2,919)	(2,105)

Exchange rate differences on cash and cash equivalent balances	(18)	(296)

Increase (decrease) in cash and cash equivalents	4,791	(2,867)
Cash and cash equivalents at the beginning of the year	3,546	6,413

Cash and cash equivalents at the end of the year	8,337	3,546

(a)	Proceeds from sale of discontinued operation:

	The subsidiary's assets and liabilities at date of sale:

	Working capital (excluding cash and cash equivalents)	(385)	-
	Property, plant and equipment	43	-
	Other assets	121	-
	Exercise of capital reserve	32	-
	Gain on sale of discontinued operation	1,683	-

		1,494	-

The accompanying notes are an integral part of the consolidated financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:	GENERAL

a.
Micronet Ltd. ("the Company") was founded and incorporated in Israel on May 6, 1982. The Company is engaged in the development, manufacture and marketing of mobile computer platforms and terminals for managing vehicles fleets and employees in the MRM (Mobile Resource Management) field. The Company offers solutions and services to its customers for maximizing the efficiency of vehicle fleets and field workers that are needed to provide service while in motion, in a wide range of industries, such as repair and maintenance services, for the private and public sectors, varieties of public transport vehicles, municipal services and the security and emergency services.

On July 15, 2011, the Company sold the operations in the software field. See also Note 24.

b.
On November 21, 2006, the Company issued to the public 3,200,000 Common shares of NIS 0.1 par value each and NIS 17,000,000 par value of debentures (Series A), which are convertible into Common shares, for an overall consideration of NIS 34,500 thousand. The shares and debentures have been traded on the Tel-Aviv Stock Exchange since December 4, 2006.

c.	Definitions:

In these financial statements:

The Company	-	Micronet Ltd.

The Group	-	the Company and its subsidiaries.

Subsidiaries	-	companies that are controlled by the Company (as defined in IAS 27 (2008)) and whose accounts are consolidated with those of the Company.

Previously consolidated subsidiaries	-	Micronet Mobile Technologies Inc. and Micronet Systems (1994) Ltd. (dissolved in 2008 and liquidated in 2009).

Related parties	-	as defined in IAS 24.

Dollar	-	U.S. dollar (Or $)

NIS	-	New Israeli Shekel

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation of the financial statements:

1.	Measurement basis:

The Company's financial statements have been prepared on a cost basis, except financial instruments at fair value through profit or loss, derivatives and employee benefit assets and employee benefit liabilities.

The Company has elected to present the profit or loss items using the nature of expenses method.

2.	Basis of preparation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"). These Standards comprise:

a)	International Financial Reporting Standards (IFRS).
b)	International Accounting Standards (IAS).
c)	Interpretations issued by the IFRIC and by the SIC.

3.	Consistent accounting policies:

The accounting policies adopted in the financial statements are consistent with those of all periods presented.

4.	Changes in accounting policies in view of the adoption of new standards:

IAS 24 - Related Party Disclosures:

The amendment to IAS 24 ("the Amendment") clarifies the definition of a related party to simplify the identification of such relationships and to eliminate inconsistencies in its application. The Amendment has been applied retrospectively from January 1, 2011.

The retrospective application of the Amendment did not have a material effect on the Company's financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IAS 32 - Financial Instruments: Presentation - Classification of Rights Issues:

The amendment to IAS 32 ("the Amendment") provides that rights, options or warrants to acquire a fixed number of the Company's equity instruments for a fixed amount of any currency are classified as equity instruments if the Company offers the rights, options or warrants pro rata to all of its existing owners of the same class of its non-derivative equity instruments. The Amendment has been applied retrospectively from January 1, 2011.

The retrospective application of the Amendment did not have an effect on the Company's financial statements.

IFRS 7 - Financial Instruments: Disclosure:

The amendment to IFRS 7 ("the Amendment") clarifies the Standard's disclosure requirements. In this context, emphasis is placed on the interaction between the quantitative disclosures and the qualitative disclosures and the nature and extent of risks arising from financial instruments. The Amendment also reduces the disclosure requirements for collateral held by the Company and revises the disclosure requirements for credit risk. The Amendment has been applied retrospectively commencing from the financial statements for periods beginning on January 1, 2011.

The retrospective application of the Amendment did not have a material effect on the Company's financial statements.

IAS 1 - Presentation of Financial Statements:

According to the amendment to IAS 1 ("the Amendment"), the changes between the opening and the closing balances of each component of other comprehensive income may be presented in the statement of changes in equity or in the notes accompanying the annual financial statements. Accordingly, the Company has elected to present this disclosure in the statement of changes in equity. The Amendment has been applied retrospectively from January 1, 2011.

b.	Significant judgments, estimates and assumptions in the preparation of the financial statements:

1.	Judgments:

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

-	Classification of leases:

In order to determine whether to classify a lease as finance or operating lease, the Company evaluates whether the lease transfers substantially all the risks and benefits incidental to ownership of the leased asset. In this respect, the Company evaluates such criteria as the existence of a "bargain" purchase option, the lease term in relation to the economic life of the asset and the present value of the minimum lease payments in relation to the fair value of the asset.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

-	Determining the fair value of share-based payment transactions:

The fair value of share-based payment transactions is determined using a standard option pricing model. The assumptions used in the model can include the share price, exercise price, expected volatility, expected life, expected dividend and risk-free interest rate.

2.	Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. These estimates and underlying assumptions are reviewed regularly. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the end of the reporting period and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

-	Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel's best professional judgment, taking into account the stage of proceedings and historical legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.

-	Provision for warranty:

The assumptions that were used in the calculation of the provision for warranty are based on the Company's current level of sales and on operational information that is available in respect of repairs, based on a warranty for one year, which is provided on most of the products that are sold.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

-	Deferred tax assets:

Deferred tax assets are recognized for unused carryforward tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies. Further details are given in note o.

-	Pensions and other post-employment benefits:

The liability in respect of post-employment defined benefit plans is determined using actuarial valuations. The actuarial valuation involves making assumptions about, among others, discount rates, expected rates of return on assets, future salary increases and mortality rates. Due to the long-term nature of these plans, such estimates are subject to significant uncertainty. Further details are given in note q.

-	Share-based payment transactions and conversion option of convertible debentures:

The determination of the fair value for options that have been granted as part of share-based payment transactions and the determination of the value for the conversion option of convertible debentures as of the balance sheet date have been determined by an independent external appraiser using the binomial model.

c.	Consolidated financial statements:

Effective from January 1, 2010, the date of initial adoption of IFRS 3 (Revised) and IAS 27 (2008), the Group applies the accounting policy required by these Standards for business combinations and transactions with non-controlling interests.

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity. The effect of potential voting rights that are exercisable at the end of the reporting period is considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Upon the disposal of a subsidiary resulting in loss of control, the Company:

-	derecognizes the subsidiary's assets and liabilities.
-	derecognizes the carrying amount of non-controlling interests.
-	recognizes the fair value of the consideration received.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The accounting policies in the financial statements of the subsidiaries have been applied consistently and uniformly with those applied in the financial statements of the Company.

d.	Functional currency, presentation currency and foreign currency:

1.	Functional currency and presentation currency:

The presentation currency of the financial statements is the NIS.

The functional currency which is the currency that best reflects the economic environment in which the Company operates and conducts its transactions is separately determined for each Group entity and is used to measure its financial position and operating results. The functional currency of the Company is the NIS.

When a Group entity's functional currency differs from the Company's functional currency, that entity represents a foreign operation whose financial statements are translated so that they can be included in the consolidated financial statements as follows:

a)
Assets and liabilities at the end of each reporting period (including comparative data) are translated at the closing rate at the end of each reporting period. Goodwill and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation and are translated at the closing rate at the end of each reporting period.

b)
Income and expenses for each period included in profit or loss (including comparative data) are translated at average exchange rates for the relevant periods; however, if exchange rates fluctuate significantly, income and expenses are translated at the exchange rates at the date of the transactions.

c)	Share capital, capital reserves and other changes in capital are translated at the exchange rate prevailing at the date of incurrence.

d)
Retained earnings are translated based on the opening balance translated at the exchange rate at that date and other relevant transactions (such as dividend) during the period are translated as described in b) and c) above.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e)	All resulting translation differences are recognized as a separate component of other comprehensive income (loss) in equity "foreign currency translation reserve".

Upon the full or partial disposal of a foreign operation, the relevant portion of other comprehensive income (loss) is recognized in profit or loss. Commencing from January 1, 2010, upon the partial disposal of a subsidiary that is a foreign operation which disposal results in the loss of control of the subsidiary, the cumulative gain (loss) recognized in other comprehensive income is transferred to profit or loss whereas upon the partial disposal of a subsidiary that is a foreign operation which disposal results in the retention of control, the relative portion of the cumulative amount recognized in other comprehensive income is reattributed to non-controlling interests.

2.	Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency (other than the functional currency) are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences, other than those capitalized to qualifying assets or recorded in equity in hedging transactions, are recognized in profit or loss. Non-monetary assets and liabilities measured at cost in a foreign currency are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

3.	Index-linked monetary items:

Monetary assets and liabilities linked to the changes in the Israeli Consumer Price Index ("Israeli CPI") are adjusted at the relevant index at the end of each reporting period according to the terms of the agreement. Linkage differences arising from the adjustment, as above, other than those capitalized to qualifying assets or recorded in equity in hedge transactions, are recognized in profit or loss.

e.	Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of acquisition or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Group's cash management.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Allowance for doubtful accounts:

The allowance for doubtful accounts is determined in respect of specific debts whose collection, in the opinion of the Company's management, is doubtful. The Company also recognizes a provision for groups of customers that are collectively assessed for impairment based on their credit risk characteristics. Impaired debts are derecognized when they are assessed as uncollectible.

g.	Inventories:

Inventories are measured at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated selling costs.

Cost of inventories is determined as follows:

Raw and auxiliary materials - at cost of purchase using the first-in, first-out method.

Work in progress - on the basis of the first-in, first-out, labor and other direct and indirect manufacturing costs.

Finished goods - on the basis of the first-in, first-out, labor and other direct and indirect manufacturing costs.

The Group periodically evaluates the condition and age of inventories and makes provisions for slow-moving inventories accordingly.

h.	The operating cycle:

The Company's normal operating cycle is one year. Accordingly, current assets and current liabilities include items that are expected to be sold within one year. Items that are expected to be sold over a period exceeding one year are classified in the balance sheet under non-current assets and liabilities.

i.	Financial instruments:

Financial assets:

Financial assets within the scope of IAS 39 are initially recognized at fair value plus directly attributable transaction costs, except for investments at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

After initial recognition, the accounting treatment of investments in financial assets is based on their classification into one of the following four categories:

1.	Financial assets at fair value through profit or loss:

The Group has financial assets at fair value through profit or loss comprising financial assets designated upon initial recognition as at fair value and the respective changes are recorded in profit or loss.

Financial assets are classified as held for trading if they are acquired principally for the purpose of selling or repurchasing in the near term, if they form part of a portfolio of identified financial instruments that are managed together to earn short-term profits or if they are derivatives not designated as hedging instruments. Gains or losses on investments held for trading are recognized in profit or loss when incurred.

2.	Loans and receivables:

The Company has loans and receivables that are financial assets (non-derivative) with fixed or determinable payments that are not quoted in an active market. After initial recognition, short-term receivables (such as trade and other receivables) are measured based on their terms, normally at face value. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the systematic amortization process.

Financial liabilities:

1.	Financial liabilities measured at amortized cost:

Loans and interest-bearing borrowings are initially recognized at fair value less directly attributable transaction costs (such as loan raising costs). After initial recognition, loans and interest-bearing borrowings are measured based on their terms at amortized cost using the effective interest method taking into account directly attributable transaction costs. Short-term borrowings (such as trade and other payables) are measured based on their terms, normally at face value. Gains and losses are recognized in profit or loss when the financial liability is derecognized as well as through the systematic amortization process.

2.	Financial liabilities at fair value through profit or loss:

Financial liabilities at fair value through profit or loss include financial liabilities classified as held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Derivatives are classified as held for trading unless they are designated as effective hedging instruments.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Fair value:

The fair value of financial instruments that are actively traded in organized financial markets is determined by reference to market prices at the end of the reporting period.

Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Hybrid financial instruments:

Convertible debentures that are linked to the Israeli CPI contain two components: the conversion component and the debt component. The conversion component is also classified as a financial liability. The debenture is split into two liabilities whereby the conversion component is calculated upon initial recognition as a financial derivative at fair value and the difference between the consideration received for the convertible debentures and the fair value of the conversion component is attributed to the debt component. Direct transaction costs are allocated between the conversion component and the debt component based on the allocation of the consideration to each component, as above, and the amount allocated to the conversion component is recorded immediately in profit or loss.

After initial recognition, the conversion component is accounted for as a financial derivative and measured at fair value at the end of each reporting period. Changes in fair value are recorded as finance income or expense in profit or loss. After initial recognition, the debt component is classified as described above in financial liabilities at amortized cost and presented in the statement of financial position as either a current or non-current liability based on the repayment dates in cash, even if the terms of the instrument allow for the settlement of the liability at any time by issuing the Company's equity instruments.

Derecognition of financial instruments:

Financial assets:

A financial asset is derecognized when the contractual rights to the cash flows from the financial asset expire or the Company has transferred its contractual rights to receive cash flows from the financial asset or assumes an obligation to pay the cash flows in full without material delay to a third party and has transferred substantially all the risks and rewards of the asset, or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Financial liabilities:

A financial liability is derecognized when it is extinguished, that is when the obligation is discharged or cancelled or expires. A financial liability is extinguished when the debtor (the Group):

•	discharges the liability by paying in cash, other financial assets, goods or services; or
•	is legally released from the liability.

Impairment of financial assets carried at amortized cost:

The Group examines at each reporting date whether there is objective evidence of impairment of financial assets carried at amortized cost. The objective evidence regarding debt instruments, loans and receivables and held-to-maturity investments carried at amortized cost exists when one or more events that has occurred after the initial recognition of the asset and that loss event has an impact on the estimated future cash flows. Evidence of impairment may include indications that the debtor is experiencing financial difficulties, including liquidity difficulty and default in interest or principal payments. The amount of the loss recorded in profit or loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset's original effective interest rate (the effective interest rate computed at initial recognition). If the financial asset has a variable interest rate, the discount rate is the current effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account (see allowance for doubtful accounts above). In a subsequent period, the amount of the impairment loss is reversed if the recovery of the asset can be related objectively to an event occurring after the impairment was recognized. The amount of the reversal, up to the amount of any previous impairment, is recorded in profit or loss.

j.	Leases:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17.

The Group as lessee:

1.	Finance leases:

Finance leases transfer to the Company substantially all the risks and benefits incidental to ownership of the leased asset. The Company classifies the lease of lands from the Israel Lands Administration ("the Administration") as finance leases. At the commencement of the lease term, the leased assets are measured at the fair value of the leased asset or, if lower, at the present value of the minimum lease payments.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Pursuant to an amendment to IAS 17, the classification of a lease of land should be evaluated by reference to the general guidance in IAS 17, which addresses the classification of a lease as finance or operating, as of the date the original agreement with the Administration was signed taking into account that land normally has an indefinite economic life. Accordingly, a lease of land from the Administration should be evaluated by comparing the present value of the amount reported as prepaid operating lease expense and the fair value of the land and if said amount substantially reflects the fair value, the lease should be classified as a finance lease.

For accounting purposes, the Group reassessed the classification of land from the Administration which is classified as owner-occupied property on the basis of information existing at the inception of the lease and as a result thereof, it was concluded that the lease of land is a finance lease.

The Company did not recognize an asset and a liability in respect of the future payments that will be due upon the exercise of the option to extend the lease period since these payments will be based on the fair value of the properties on the date of future exercise and represent contingent rent, which according to IAS 17 should not be taken into consideration.

2.	Operating leases:

Lease agreements are classified as an operating lease if they do not transfer substantially all the risks and benefits incidental to ownership of the leased asset. Lease payments are recognized as an expense in profit or loss on a straight-line basis over the lease term.

k.	Property, plant and equipment:

Items of property, plant and equipment are measured at cost, including directly attributable costs, less accumulated depreciation, accumulated impairment losses and excluding day-to-day servicing expenses. Cost includes spare parts and auxiliary equipment that can be used only in connection with the machinery and equipment.

Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:

	%	Mainly %

Buildings *	4	4
Motor vehicles	15	15
Machinery and equipment	10 - 15	15
Computers and peripheral equipment	33.3	33.3
Office furniture and equipment	6 - 15	6
Molds	16 - 33	16

*	As for the land component, see j above.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.

The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. As for testing the impairment of property, plant and equipment, see m below.

Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. An asset is derecognized on disposal or when no further economic benefits are expected from its use. The gain or loss arising from the derecognition of the asset (determined as the difference between the net disposal proceeds and the carrying amount in the financial statements) is included in profit or loss when the asset is derecognized.

l.	Intangible assets:

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. After initial recognition, intangible assets are carried at their cost less any accumulated amortization and any accumulated impairment losses.

According to management's assessment, intangible assets have a finite useful life. The assets are amortized over their useful life using the straight-line method and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively as changes in accounting estimates. The amortization of intangible assets with finite useful lives is recognized in profit or loss.

The useful life of intangible assets is as follows:

Years

Computer software	3
Other	3

Gains or losses arising from the derecognition of an intangible asset are determined as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in profit or loss.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Software:

The Group's assets include computer systems comprising hardware and software. Software forming an integral part of the hardware to the extent that the hardware cannot function without the programs installed on it is classified as property, plant and equipment. In contrast, software that adds functionality to the hardware is classified as an intangible asset.

m.	Impairment of non-financial assets:

The Company evaluates the need to record an impairment of the carrying amount of non-financial assets (property, plant and equipment and intangible assets) whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.

An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset's recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.

n.	Investment grants:

Investment grants are recognized when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions. Israeli Government investment grants related to assets, such as property, plant and equipment, are presented as a deduction from the carrying amount of the assets.

Investment grants received from the Singapore-Israel Industrial R&D Foundation ("the Foundation") as support for a research and development project (which grants include an obligation to pay to the Foundation royalties that are conditional on future sales arising from the project) are recognized as a liability upon receipt if future economic benefits are expected from the project that will result in royalty-bearing sales. If no such economic benefits are expected, the grants are recognized as a reduction of the related research and development expenses. In that event, the royalty obligation is treated as contingent liability in accordance with IAS 37.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

At the end of each reporting period, the Company evaluates, based on its best estimate of future sales, whether there is reasonable assurance that the liability recognized, in whole or in part, will not be repaid (since the Company will not be required to pay royalties). If there is such reasonable assurance, the appropriate amount of the liability is derecognized and recorded in profit or loss as a reduction of research and development expenses. If the estimate of future sales indicates that there is no such reasonable assurance, the appropriate amount of the liability that reflects expected future royalty payments is recognized with a corresponding adjustment to research and development expenses.

Grants received on or after January 1, 2009, which are recognized as a liability, are accounted for as forgivable loans, in accordance with IAS 20 (Revised), pursuant to the provisions of IAS 39, "Financial Instruments: Recognition and Measurement". Accordingly, when the liability for the loan is first recognized, it is measured at fair value using a discount rate that reflects a market rate of interest. The difference between the amount of the grants received and the fair value of the liability is accounted for upon recognition of the liability as an investment grant and recognized as a reduction of research and development expenses. Royalty payments are treated as a reduction of the liability.

o.	Taxes on income:

Taxes on income in profit or loss comprise current taxes and deferred taxes. The tax results in respect of current taxes or deferred taxes are recognized in profit or loss except to the extent that they arise from items which are recognized in other comprehensive income or equity. In such cases, the tax effect is also recognized in the relevant item in other comprehensive income or equity.

1.	Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the end of reporting period as well as adjustments required in connection with the tax liability in respect of previous years.

2.	Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes.

Deferred taxes are measured at the tax rates that are expected to apply to the period when the taxes are reversed in profit or loss or other comprehensive income, based on tax laws that have been enacted or substantively enacted by the end of the reporting period. Deferred taxes in profit or loss represent the changes in the carrying amount of these balances during the reporting period, excluding changes attributable to items recognized in other comprehensive income or in equity.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is not probable that they will be utilized. Also, temporary differences (such as carryforward losses) for which deferred tax assets have not been recognized are reassessed and deferred tax assets are recognized to the extent that their recoverability has become probable. Any resulting reduction or reversal is recognized in the line item, "taxes on income".

All deferred tax assets and deferred tax liabilities are presented in the balance sheet as non-current assets and non-current liabilities, respectively. Deferred taxes are offset in the balance sheet if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.

p.	Share-based payment transactions:

The Company's employees and other service providers are entitled to remuneration in the form of equity-settled share-based payment transactions.

Equity-settled transactions:

The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using a standard option pricing model, additional details are given in Note 20. In estimating fair value, the vesting conditions (consisting of service conditions and performance conditions other than market conditions) are not taken into account. The only conditions taken into account in estimating fair value are market conditions and non-vesting conditions.

As for other service providers, the cost of the transactions is measured at the fair value of the goods or services received as consideration for equity instruments. In cases where the fair value of the goods or services received as consideration of equity instruments cannot be measured, they are measured by reference to the fair value of the equity instruments granted.

The cost of equity-settled transactions is recognized in profit or loss, together with a corresponding increase in equity, during the period which the service conditions are to be satisfied, ending on the date on which the relevant employees become fully entitled to the award ("the vesting period"). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group's best estimate of the number of equity instruments that will ultimately vest. The expense or income recognized in profit or loss represents the change in the cumulative expense recognized at the end of the reporting period.

No expense is recognized for awards that do not ultimately vest.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

If the Company modifies the conditions on which equity-instruments were granted, an additional expense is recognized for any modification that increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee at the modification date.

If a grant of an equity instrument is cancelled, it is accounted for as if it had vested on the cancellation date, and any expense not yet recognized for the grant is recognized immediately.

q.	Employee benefit liabilities:

The Company has several employee benefit plans:

1.	Short-term employee benefits:

Short-term employee benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.

2.	Post-employment benefits:

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.

The Company operates a defined benefit plan in respect of severance pay pursuant to the Severance Pay Law. According to the Law, employees are entitled to severance pay upon dismissal or retirement. The liability for termination of employee-employer relation is measured using the projected unit credit method. The actuarial assumptions include rates of employee turnover and future salary increases based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to yields on Israeli Government bonds with a term that matches the estimated term of the benefit obligation.

In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in pension funds and insurance companies ("the plan assets"). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group's own creditors and cannot be paid directly to the Group.

The liability for employee benefits presented in the balance sheet presents the present value of the defined benefit obligation less the fair value of the plan assets, less past service costs and any unrecognized actuarial gains and losses.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Actuarial gains and losses are recognized according to the "corridor" method. The Group only recognizes the net cumulative unrecognized actuarial gains and losses at the end of the previous reporting period that exceed 10% of the greater of:

•	the present value of the defined employee benefit obligation at the beginning of the period; or

•	the fair value of the plan assets at the beginning of the period.

The amount recognized in profit or loss for the period is the above amount for each individual plan divided by the expected average remaining working lives of the employees.

3.	Termination benefits:

Employee termination benefits are recognized as an expense when the Company has committed, without realistic possibility of withdrawal, to terminate employees before the normal retirement date according to a detailed formal plan.

r.	Revenue recognition:

Revenues are recognized in profit or loss when the revenues can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the Company and the costs incurred or to be incurred in respect of the transaction can be measured reliably. Revenues are measured at the fair value of the consideration received less any trade discounts, volume rebates and returns.

The specific criteria for revenue recognition for the following types of revenues are:

Revenues from the sale of goods:

Revenues from the sale of goods are recognized when all the significant risks and rewards of ownership of the goods have passed to the buyer and the seller no longer retains continuing managerial involvement. The delivery date is usually the date on which ownership passes.

Revenues from the rendering of services:

Revenues from the rendering of warranty services are recognized on a proportionate basis over the period of the service agreement or once the service is performed and in certain cases after compliance with the customer's acceptance terms.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Interest income:

Interest income on financial assets is recognized as it accrues using the effective interest method.

Revenues from software arrangements:

The Company recognizes revenues from the sale of software only after the significant risks and rewards of ownership of the software have been transferred to the buyer for which a necessary, but not sufficient condition, is delivery of the software, either physically or electronically, or providing the right to use or permission to make copies, of the software. The Company recognizes revenues from providing software related services when the outcome can be measured reliably by reference to the stage of completion of the transaction at the end of the reporting period. If the services consist of a number of activities that are not defined over a specified period of time, revenues are recognized on a straight-line basis over the specified period, unless there is evidence that some other method better represents the stage of completion.

Revenues from dividends:

Revenues from dividends from equity investments not accounted for at equity are recognized when the right to receive the dividends is established.

Customer discounts:

Current customer discounts are recognized in the financial statements when granted and are deducted from sales.

s.	Cost of sales and supplier discounts:

Cost of sales includes expenses for loss, storage and conveyance of inventories to the end point of sale. Cost of sales also includes provisions for write-downs of inventories, inventory write offs and provisions for slow-moving inventories.

Discounts are deducted from cost of purchase when the conditions entitling to those discounts are satisfied. The discounts are attributed to existing inventories and to cost of sales.

t.	Finance income and expenses:

Finance income comprises interest income on amounts invested, revenues from dividends, changes in fair value of financial assets at fair value through profit or loss, exchange rate gains and gains on hedges recognized in profit or loss. Interest income is recognized as it accrues using the effective interest method. Revenues from dividends are recognized when the Group's right to receive the payment is established. If the dividend is received on quoted shares, the Group recognizes dividend revenue on the ex-date.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Changes in fair value of financial assets at fair value through profit or loss include interest and dividend income.

Finance expenses comprise expenses in respect of interest, linkage and discount amortization on debentures issued by the Company, changes in the time value in respect of provisions and changes in the fair value of financial assets at fair value through profit or loss.

Gains and losses on exchange rate differences are reported on a net basis.

u.	Operating segments:

An operating segment is a component of the Group that meets the following three criteria:

1.	is engaged in business activities from which it may earn revenues and incur expenses, including revenues and expenses relating to intragroup transactions;

2.	whose operating results are regularly reviewed by the Group's chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

3.	for which separate financial information is available.

v.	Earnings (loss) per share:

Earnings (loss) per share are calculated by dividing the net income attributable to equity holders of the Company by the weighted number of Ordinary shares outstanding during the period. Basic earnings (loss) per share only include shares that were actually outstanding during the period. Potential Ordinary shares (convertible securities such as employee options) are only included in the computation of diluted earnings (loss) per share when their conversion decreases earnings per share or increases loss per share from continuing operations. Further, potential Ordinary shares that are converted during the period are included in diluted earnings per share only until the conversion date and from that date in basic earnings (loss) per share.

w.	Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. If the effect is material, provisions are measured according to the estimated future cash flows discounted using a pre-tax interest rate that reflects the market assessments of the time value of money and, where appropriate, those risks specific to the liability.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Following are the types of provisions included in the financial statements:

Warranty:

The Group recognizes a provision for warranty for the sale of its products. The warranty is limited to malfunctions as defined by the Group and does not include warranty for damages incurred by the customer.

Legal claims:

A provision for claims is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is more likely than not that an outflow of resources embodying economic benefits will be required by the Group to settle the obligation and a reliable estimate can be made of the amount of the obligation.

x.	Advertising expenses:

Expenditures incurred on advertising, marketing or promotional activities, such as production of catalogues and promotional pamphlets, are recognized as an expense when the Group has the right of access to the advertising goods or when the Company receives those services.

y.	Presentation of statement of comprehensive income:

The Company has elected to present a single statement of comprehensive income which includes both the items of the statement of income and the items of other comprehensive income.

z.	Disclosure of new IFRSs in the period prior to their adoption:

IAS 19 (Revised) - Employee Benefits:

In June 2011, the IASB issued IAS 19 (Revised) ("the Standard"). The principal amendments included in the Standard are:

-	Actuarial gains and losses will only be recognized in other comprehensive income and not recorded in profit or loss.

-	The "corridor" approach which allowed the deferral of actuarial gains or losses has been eliminated.

-
The return on the plan assets is recognized in profit or loss based on the discount rate used to measure the employee benefit liabilities, regardless of the actual composition of the investment portfolio.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

-
The distinction between short-term employee benefits and long-term employee benefits will be based on the expected settlement date and not on the date on which the employee first becomes entitled to the benefits.

-	Past service cost arising from changes in the plan will be recognized immediately.

The Standard is to be applied retrospectively in financial statements for annual periods beginning on January 1, 2013, or thereafter. Earlier application is permitted.

The Company is evaluating the possible impact of the adoption of the Standard but is presently unable to assess the effects, if any, on its financial statements.

IAS 32 - Financial Instruments: Presentation and IFRS 7 - Financial Instruments: Disclosure:

In December 2011, the IASB issued amendments to IAS 32 ("the amendments to IAS 32") regarding the offsetting of financial assets and liabilities. The amendments to IAS 32 clarify, among others, the meaning of "currently has a legally enforceable right of set-off" ("the right of set-off"). Among others, the amendments to IAS 32 prescribe that the right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. The amendments to IAS 32 also state that in order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.

Simultaneously in December 2011, the IASB issued amendments to IFRS 7 ("the amendments to IFRS 7") regarding the offsetting of financial assets and liabilities. According to the amendments to IFRS 7, the Company is required, among others, to provide disclosure of rights of set-off and related arrangements (such as collateral agreements), the composition of amounts that are set off, and amounts subject to enforceable master netting arrangements that do not meet the offsetting criteria of IAS 32.

The amendments to IAS 32 are to be applied retrospectively in financial statements for periods beginning on January 1, 2014, or thereafter. Earlier application is permitted, but disclosure of early adoption is required as well as the disclosures required by the amendments to IFRS 7 as described above. The amendments to IFRS 7 are to be applied retrospectively in financial statements for periods beginning on January 1, 2013, or thereafter.

The Company is evaluating the possible impact of the adoption of the amendments to IAS 32 but is presently unable to assess the effects, if any, on its financial statements. The required disclosures pursuant to the amendments to IFRS 7 will be included in the Company's financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IFRS 7 - Financial Instruments: Disclosure:

The amendment to IFRS 7 ("the Amendment") provides new and expanded disclosure requirements regarding the derecognition of financial assets and regarding unusual transfer activity close to the end of a reporting period. The objective of the Amendment is to assist users of financial statements to assess the risks to which the Company may remain exposed from transfers of financial assets and the effect of these risks on the Company's financial position. The Amendment is designed to enhance the reporting transparency of transactions involving asset transfers, specifically securitization of financial assets. The Amendment is to be applied prospectively in financial statements for periods beginning on January 1, 2012. Earlier application is permitted.

The appropriate disclosures will be included in the Company's financial statements.

IFRS 9 - Financial Instruments:

1.
In November 2009, the IASB issued IFRS 9, "Financial Instruments", the first part of Phase 1 of a project to replace IAS 39, "Financial Instruments: Recognition and Measurement". IFRS 9 ("the Standard") focuses mainly on the classification and measurement of financial assets and it applies to all financial assets within the scope of IAS 39.

According to the Standard, all financial assets (including hybrid contracts with financial asset hosts) should be measured at fair value upon initial recognition. In subsequent periods, debt instruments should be measured at amortized cost only if both of the following conditions are met:

-	the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows.

-	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Notwithstanding the aforesaid, upon initial recognition, the Company may designate a debt instrument that meets both of the abovementioned conditions as measured at fair value through profit or loss if this designation eliminates or significantly reduces a measurement or recognition inconsistency ("accounting mismatch") that would have otherwise arisen.

Subsequent measurement of all other debt instruments and financial assets should be at fair value.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Financial assets that are equity instruments should be measured in subsequent periods at fair value and the changes recognized in profit or loss or in other comprehensive income (loss), in accordance with the election by the Company on an instrument-by-instrument basis (amounts recognized in other comprehensive income cannot be subsequently transferred to profit or loss). Nevertheless, if equity instruments are held for trading, they should be measured at fair value through profit or loss. This election is final and irrevocable. When an entity changes its business model for managing financial assets it shall reclassify all affected financial assets. In all other circumstances, reclassification of financial instruments is not permitted.

The Standard is effective commencing from January 1, 2015. Earlier application is permitted. Upon initial application, the Standard should be applied retrospectively by providing the required disclosure or restating comparative figures, except as specified in the Standard.

2.
In October 2010, the IASB issued certain amendments to the Standard regarding derecognition and financial liabilities. According to those amendments, the provisions of IAS 39 will continue to apply to derecognition and to financial liabilities for which the fair value option has not been elected (designated as measured at fair value through profit or loss); that is, the classification and measurement provisions of IAS 39 will continue to apply to financial liabilities held for trading and financial liabilities measured at amortized cost.

The changes arising from these amendments affect the measurement of a liability for which the fair value option has been chosen. Pursuant to the amendments, the amount of the adjustment to the liability's fair value that is attributable to changes in credit risk should be presented in other comprehensive income. All other fair value adjustments should be presented in profit or loss. If presenting the fair value adjustment of the liability arising from changes in credit risk in other comprehensive income creates an accounting mismatch in profit or loss, then that adjustment should also be presented in profit or loss rather than in other comprehensive income.

Furthermore, according to the amendments, derivative liabilities in respect of certain unquoted equity instruments can no longer be measured at cost but rather only at fair value.

The amendments are effective commencing from January 1, 2015. Earlier application is permitted provided that the Company also adopts the provisions of the Standard regarding the classification and measurement of financial assets (the first part of Phase 1). Upon initial application, the amendments are to be applied retrospectively by providing the required disclosure or restating comparative figures, except as specified in the amendments.

As for the effect on the financial statements, the Company believes that IFRS 13 is not expected to have a material impact on its financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IFRS 13 - Fair Value Measurement:

IFRS 13 establishes guidance for the measurement of fair value, to the extent that such measurement is required according to IFRS. IFRS 13 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. IFRS 13 also specifies the characteristics of market participants and determines that fair value is based on the assumptions that would have been used by market participants. According to IFRS 13, fair value measurement is based on the assumption that the transaction will take place in the asset's or the liability's principal market, or in the absence of a principal market, in the most advantageous market.

IFRS 13 requires an entity to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. IFRS 13 also includes a fair value hierarchy based on the inputs used to determine fair value as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - inputs other than quoted market prices included within Level 1 that are observable either directly or indirectly.

Level 3 - unobservable inputs (valuation techniques that do not make use of observable inputs).

IFRS 13 also prescribes certain specific disclosure requirements.

The new disclosures, and the measurement of assets and liabilities pursuant to IFRS 13, are to be applied prospectively for periods commencing after the Standard's effective date, in financial statements for annual periods beginning on January 1, 2013, or thereafter. Earlier application is permitted. The new disclosures will not be required for comparative data.

The appropriate disclosures will be included in the Company's financial statements upon initial adoption of IFRS 13.

The Company is evaluating the possible impact of the adoption of IFRS 13 but is presently unable to assess the effects, if any, on its financial statements.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

aa.	Discontinued operation:

A discontinued operation is a component of the Company which represents a major and distinct business or geographical operating segment. In addition to the classification in the balance sheet, as above, the operating results relating to the discontinued operation are individually presented in profit or loss and disclosure is provided in the notes for the cash flows relating to the discontinued operation and for the comparative figures reclassified for that purpose, including those relating to the segment note.

NOTE 3:	CASH AND CASH EQUIVALENTS

	December 31,
	2011	2010
	NIS in thousands

Cash for immediate withdrawal	3,502	2,396
Cash equivalents - short-term deposits	4,835	1,150

	8,337	3,546

NOTE 4:	SHORT-TERM INVESTMENTS

	December 31,
	2011	2010
	NIS in thousands
Financial assets designated at fair value through profit or loss:

Shares	-	956
Israeli government bonds	10,516	19,808
Corporate debentures	7,597	10,841

	18,113	31,605

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:	TRADE RECEIVABLES, NET

	December 31,
	2011	2010
	NIS in thousands

Open debts	9,490	2,262
Notes receivable	7	95

	9,497	2,357
Less - allowance for doubtful accounts	66	58

Trade receivables, net	9,431	2,299

Impaired debts are accounted for through recording an allowance for doubtful accounts.

The movement in the allowance for doubtful accounts is as follows:

NIS in thousands

Balance at January 1, 2010	4

Charge for the year	54

Balance at December 31, 2010	58

Charge for the year	8

Balance at December 31, 2011	66

An analysis of past due but not impaired trade receivables, with reference to the reporting date:

		Past due trade receivables with aging of
	Neither past due nor impaired	< 30 days	30 - 60 days	60 - 90 days	90 - 120 days	>120 days	Total
	NIS in thousands

December 31, 2011	5,731	3,222	448	-	22	8	9,431

December 31, 2010	1,634	488	135	25	17	-	2,299

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:	OTHER ACCOUNTS RECEIVABLE

	December 31,
	2011	2010
	NIS in thousands

Employees	13	42
Israeli Government authorities	2,337	219
Prepaid expenses	178	245
Investment grant receivable	-	549
Advances to suppliers	217	54

	2,745	1,109

NOTE 7:	INVENTORIES

	December 31,
	2011	2010
	NIS in thousands

Raw and auxiliary materials	13,212	4,951
Work in progress and finished products	5,467	2,523
Inventories in transit	2,674	40

	21,353	7,514

The write-off of inventories recognized in cost of sales amounted to NIS 330 thousand and NIS 347 thousand in 2011 and 2010, respectively.

NOTE 8:	INVENTMENTS IN SUBSIDIARY

Information on securities of previously consolidated subsidiary:

Percentage of equity and voting rights
%

Micronet Mobile Technologies Inc.:

Shares	100

The previously consolidated subsidiary was incorporated in the State of Delaware, USA. It was sold in full on July 15, 2011. The outstanding investment in this company as of December 31, 2010 amounted to NIS 597 thousand.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:       PROPERTY, PLANT AND EQUIPMENT, NET

a.	Composition:

    2011:

	Land and buildings	Motor vehicles	Machinery and equipment	Computers and peripheral equipment	Office furniture and equipment	Molds	Total
	NIS in thousands

Cost:

Balance at January 1, 2011	7,702	179	3,864	1,122	903	3,383	17,153
Additions during the year	-	-	913	132	58	56	1,159
Disposals during the year	-	(166)	(111)	(196)	(13)	(448)	(934)

Balance at December 31, 2011	7,702	13	4,666	1,058	948	2,991	17,378

Accumulated depreciation:

Balance at January 1, 2011	2,986	174	2,512	1,022	558	2,029	9,281
Additions during the year	206	5	327	81	42	294	955
Disposals during the year	-	(166)	(111)	(154)	(13)	(448)	(892)

Balance at December 31, 2011	3,192	13	2,728	949	587	1,875	9,344

Less - provision for impairment	1,509	-	-	-	-	-	1,509

Depreciated cost balance at December 31, 2011	3,001	-	1,938	109	361	1,116	6,525

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:       PROPERTY, PLANT AND EQUIPMENT (Cont.)

    2010:

	Land and buildings	Motor vehicles	Machinery and equipment	Computers and peripheral equipment	Office furniture and equipment	Molds	Total
	NIS in thousands

Cost:

Balance at January 1, 2010	7,702	339	4,298	2,224	1,153	2,774	18,490
Additions during the year	-	-	266	51	2	609	928
Disposals during the year	-	(160)	(700)	(1,153)	(252)	-	(2,265)

Balance at December 31, 2010	7,702	179	3,864	1,122	903	3,383	17,153

Accumulated depreciation:

Balance at January 1, 2010	2,780	290	2,886	2,082	740	1,795	10,573
Additions during the year	206	37	326	84	66	234	953
Disposals during the year	-	(153)	(700)	(1,144)	(248)	-	(2,245)

Balance at December 31, 2010	2,986	174	2,512	1,022	558	2,029	9,281

Less - provision for impairment	1,509	-	-	-	-	-	1,509

Depreciated cost balance at December 31, 2010	3,207	5	1,352	100	345	1,354	6,363

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:      PROPERTY, PLANT AND EQUIPMENT (Cont.)

b.	Impairment of property, plant and equipment:

Following the general economic deterioration in 2001, the Company concluded that there are indications of impairment of the Company's building. The value in use of the building was calculated based on a real estate appraiser's valuation and based on the Company's management's assessment according to similar assets in terms of age and use which are located in the same area and whose cash flows are inter-dependent. As a result of the adoption of the provisions of IAS 36, in previous years, the Company recorded an impairment loss of the asset included in the statement of comprehensive income under other expenses, net, totaling NIS 1,509 thousand. From the date of the impairment through the date of the financial statements, there has been no additional impairment or significant permanent appreciation of the asset which requires full or partial reversal of the provision for impairment.

c.	Land:

	December 31,
	2011	2010
	NIS in thousands

Under non-capitalized finance lease	857	870

The Group leases land used as headquarters from the Israel Lands Administration for a period of 49 years through 2028. The Group has an option to extend the lease term by an additional period of 49 years.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:	INTANGIBLE ASSETS

Composition:

Computer software
NIS in thousands
Cost:

Balance at January 1, 2010	1,175
Acquisitions	188
Disposals	(41)

Balance at December 31, 2010	1,322

Acquisitions	152
Disposals	(238)

Balance at December 31, 2011	1,236

Accumulated amortization:

Balance at January 1, 2010	983
Amortization recognized during the year	164
Disposals	(41)

Balance at December 31, 2010	1,106
Amortization recognized during the year	127
Disposals	(117)

Balance at December 31, 2011	1,116

Net balance:

December 31, 2011	120

December 31, 2010	216

Amortization expenses:

Amortization expenses of intangible assets are classified in the statement of comprehensive income as follows:

	Year ended December 31,
	2011	2010
	NIS in thousands

Cost of revenues	105	164

Income from discontinued operation, net	22	-

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:    TRADE PAYABLES

	December 31,
	2011	2010
	NIS in thousands

Open debts	10,689	1,727
Notes payable	5,302	850

	15,991	2,577

NOTE 12:    OTHER ACCOUNTS PAYABLE

	December 31,
	2011	2010
	NIS in thousands

Deferred revenues and customer advances	722	371
Financial derivatives	193	-
Accrued expenses	930	420
Employees and payroll accruals	2,569	2,530
Taxes payable	600	51
Provision for warranty	560	126
Provision for claim	-	40

	5,574	3,538

NOTE 13:	CONVERTIBLE DEBENTURES

a.	Composition:

December 31, 2011:

	Principal amount	Stated interest rate	Effective interest rate	Balance	Balance net of current maturities
	NIS in thousands	%	%	NIS in thousands

Convertible debentures	5,094	5.25	13.64	4,619	2,106

December 31, 2010:

	Principal amount	Stated interest rate	Effective interest rate	Balance	Balance net of current maturities
	NIS in thousands	%	%	NIS in thousands

Convertible debentures	7,452	5.25	13.64	6,531	3,963

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:	CONVERTIBLE DEBENTURES (Cont.)

Maturity dates after the reporting date:

	First year	Second year	Total
	NIS in thousands

Convertible debentures	2,513	2,106	4,619

c.	On November 21, 2006, the Company issued a prospectus for issuance of shares and convertible debentures to the public (see also Note 1b above).

The debentures bear interest at a rate of 5.25% a year, are linked to the Consumer Price Index ("CPI") and are convertible on any business day as from November 20, 2006 and until November 20, 2013, into Common shares of NIS 0.1 par value each, registered nominally, except for November 5 through November 20 in the years 2009 to 2012, according to a conversion ratio of NIS 6.5 par value of debentures for one share of NIS 0.1 par value.

The interest accrued on the debentures is paid on November 20 each year and the principal is repaid in five equal payments, which commenced on November 20, 2009.

The debentures are split into two liability components, with the conversion component having been originally calculated at the time of recognition as a financial derivative at a fair value, from an external appraiser, of NIS 5,151 thousand, and the difference of NIS 13,175 thousand, between the consideration that was received for the convertible debentures and the fair value of the conversion component was attributed to the debt component. The direct transaction costs of NIS 1,425 thousand were allocated between the liability conversion component and the liability debt component on the basis of the ratio used in allocating the consideration to each component, as aforesaid, with the amount that was allocated to the liability conversion component being reflected immediately in profit or loss.

Following the initial recognition, the conversion component is treated as a financial derivative and presented at fair value at each reporting date. Changes in the fair value are reflected on an ongoing basis in the statement of comprehensive income under financing. Following the initial recognition, the debt component is treated at amortized cost.

The fair value of the conversion component as of December 31, 2011 is NIS 7 thousand.

d.
During 2009, the Company purchased NIS 2,900 par value and redeemed NIS 2,182,015 par value of convertible debentures, which had been issued by the Company, for an overall consideration of NIS 3,061 thousand (of which NIS 2,425 thousand was in respect of principal and the rest in respect of interest).

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:	CONVERTIBLE DEBENTURES (Cont.)

e.
During 2010, the Company redeemed NIS 2,181,765 par value of its convertible debentures, for an overall consideration of NIS 3,003 thousand (of which NIS 2,482 thousand was in respect of principal and the rest in respect of interest).

f.
During 2011, the Company redeemed NIS 2,181,765 par value of its convertible debentures, for an overall consideration of NIS 2,954 thousand (of which NIS 2,550 thousand was in respect of principal and the rest in respect of interest).

g.	The balance of outstanding convertible debentures as of December 31, 2011 is NIS 4,363,530 par value.

NOTE 14:	LIABILITIES IN RESPECT OF INVESTMENT GRANT

a.	Composition:

2010
NIS in thousands

Balance at January 1	564
Grants received during the year	377
Amounts carried to the statements of comprehensive income	127

Balance at December 31	1,068

2011
NIS in thousands

Balance at January 1	1,068
Payments during the year, net	(918)
Amounts carried to the statements of comprehensive income	(150)

Balance at December 31	-

Presented in the balance sheet as follows:

	December 31,
	2011	2010
	NIS in thousands

Current liabilities	-	1,068

b.	See more details in Note 18h below.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS

a.	Classification of financial assets and liabilities:

The financial assets and financial liabilities in the statement of financial position are classified by groups of financial instruments pursuant to IAS 39:

	December 31,
	2011	2010
	NIS in thousands
Financial assets:

Financial assets at fair value through profit or loss:
Designated as such upon initial recognition	18,113	31,605

Trade receivables, loans and receivables	9,458	2,888

	27,571	34,493
Financial liabilities:

Financial liabilities measured at amortized cost
	24,109	13,165
Financial liabilities at fair value through profit or loss:
Derivatives	200	75

	24,309	13,240

b.	Financial risk factors:

The Group's operations expose it to various financial risk, such as market risk (foreign currency risk, CPI risk, interest risk and price risk), credit risk and liquidity risk. The decisions in respect of the Group's overall risks management are focused on activities directed at minimizing the negative impact on the Group's financial performance.

The risk management is performed by the Company's management, which identifies and assesses the Group's financial risks. The decisions in respect of the management of the market risks, as aforesaid, and the investments in the liquid means are routinely made by the Company's management and presented from time to time for discussion and decision making by the Board of Directors. The Board of Directors provides written principles for the specific policy relating to the investment of the liquid means and the manner of the handling of issues relating to the management of the risks, which are presented to it.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

1.	Market risk:

a)	Foreign currency risk:

The Company operates with an international spread and it is exposed to exchange rate risk relating to exposure to various currencies, primarily the dollar and the Euro. Exchange rate risk derives from assets and liabilities that have been recognized, which are denoted in foreign currency, which is not the operating currency, from the net investment in foreign operations and from the fact that most of the Group's income is denoted in dollars or in a currency that is linked thereto (with a small proportion being in Euros and NIS), whereas approximately half of the Group's inputs are purchased at prices that are linked to the rate of the dollar.

The Company routinely discusses the issue of its exposure to the exchange rate of the dollar, and it uses hedging against those exposures from time to time. In 2009, the Company made a decision on this issue to execute a forward sale of 1,200 thousand dollars at a predetermined exchange rate for the period between December 2009 and May 2010 in order to reduce the impact of a devaluation of the U.S. dollar on the financial expenses. In 2011, the Company executed a forward sale of $ 2,800 thousand that will be executed at predetermined times and rates over a period of half a year from December 2011 to May 2012.

In the period from May 2009 to June 2011, the Company had an investment in foreign operations of an insignificant amount, the net assets of which were exposed to possible changes in the exchange rate of the dollar.

The currency exposure is primarily managed by the conversion of foreign currency into NIS close to the time that the consideration is received.

b)	CPI risk:

The Group has convertible debentures that have been issued and which are linked to changes in the Israeli CPI. Furthermore, the Company has marketable securities (primarily debentures) which are linked to changes in the CPI. The net amount (surplus of assets over liabilities) of the financial instruments that are linked to the CPI and in respect of which the Group has an exposure to changes in the CPI, is NIS 5,641 thousand, as of December 31, 2011.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

c)	Interest risk:

The Group has an exposure in respect of changes in the market interest rate, which derives from its holding in debentures within the framework of the marketable securities and as a result of the impact of the interest rate on the price of the debentures that the Company issued.

An increase in the market interest rate would cause a decrease in the value of the debentures that are held by the Company as marketable securities and a decrease in the interest rate would cause an expense as the result of the increase in the conversion component inherent in the debentures that the Company issued. The Company takes action so as to adjust the average lifetime to redemption of the debentures that it holds as marketable securities to the average lifetime to redemption of the debentures that it issued.

d)	Price risk:

The Group has investments in financial instruments that are traded on a stock exchange - shares and debentures. These financial instruments are classified as assets that are measured at fair value through the statement of income, in respect of which the Group has an exposure to risk in respect of fluctuations in the price of the securities, which is determined based on market prices on the stock exchange. The balance of these investments in the financial statements as of December 31, 2011was NIS 18,113 thousand and as of December 31, 2010 it was NIS 31,605 thousand.

2.	Credit risk:

The Group has credit risk deriving from the making available of unsecured credit to its customers in Israel and abroad. Up to March 2009, the Company's policy was the granting of unsecured credit to its customers in Israel and insuring its overseas customers credit transactions exceeding $ 5,000 through the Israel Credit Insurance Company ("the ICIC").

From April 2009 and thereafter, the Company's arrangement opposite the ICIC has been discontinued as a result of restrictions and exceptions that the ICIC has placed as a result of the global economic crisis, which included the reduction of the general credit that the ICIC made available to the Company, the reduction and the cancellation of direct credit facilities for the Company's customers and the ICIC's refusal to insure transactions opposite significant customers of the Group. As a result of these restrictions and exceptions, all of the Company's credit to its customers is uninsured.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

The Company has set up an internal credit committee that gives specific authorization for the extension of credit to selected overseas customers or selected export transactions. Factors that may cause a concentration of credit risk include the significance of the activities in which the debtors are engaged, such as the sector in which they operate, the geographical region in which their operations are carried out and the level of their financial stability.

Most of the credit that the Company extends to its customers is at terms of between EOM + 30 and EOM + 60 days. The Company does not demand collateral as security for these debts. The company records an allowance for doubtful accounts, based on factors that affect the credit risk of certain customers, past experience and other information.

The Group holds cash and cash equivalents and short-term investments, which include significant amounts of shares, Israeli Government bonds and corporate debentures as well as other financial instruments in various highly rated financial institutions in Israel with the investments being spread in different institutions. The Company issued debentures to the public in November 2006. The balance of the debentures that have not been redeemed by the Company is going to be repaid in two equal portions each year on November 20 from 2012 to 2013. This situation exposes the Company to risk in a situation in which companies that have issued debentures that are held by the Company as investments reach a state of insolvency and do not meet their commitments to their debenture holders. As of December 31, 2011, the cash and cash equivalents amounted to NIS 8,337 thousand and the marketable securities amounted to NIS 18,113 thousand (debentures). All of the deposits are deposited in stable financial entities.

3.	Liquidity risk:

The Group is financed by equity, convertible debentures that were issued in November 2006, car leases, a rental agreement and a commitment in respect of an investment grant. The Company is expected to repay the balance of the debentures that it has issued and which have not yet been redeemed in two equal payments in November in each year, as from November 2012. The Group's objective is to maintain the existing ratio between the continuing financing of the debentures that it has issued and its holdings in corporate and other debentures as marketable securities. The Group examines the risk of a shortage of cash by means of annual budgets.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

The following table presents the repayment time of the Group's financial liabilities, in accordance with the contractual terms in undiscounted amounts (including payments for interest):

December 31, 2011:

	Less than one year	1 to 2 years	2 to 3 years	Over 3 years	Total
	NIS in thousands

Trade payables	15,956	35	-	-	15,991
Other accounts payable	3,692	-	-	-	3,692
Convertible debentures	2,547	2,547	-	-	5,094
Interest on convertible debentures	267	134	-	-	401

	22,462	2,716	-	-	25,178

December 31, 2010:

	Less than one year	1 to 2 years	2 to 3 years	Total
	NIS in thousands

Trade payables	2,565	12	-	2,577
Other accounts payable	2,989	-	-	2,989
Convertible debentures	2,484	2,484	2,484	7,452
Interest on convertible debentures	391	261	115	767
Liabilities in respect of investment grant	671	-	-	671

	9,100	2,757	2,599	14,456

c.	Fair value:

The following table demonstrates the carrying amount and fair value of the groups of financial instruments that are presented in the financial statements not at fair value:

	Carrying amount		Fair value		Nominal balance
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010
	NIS in thousands
Financial liabilities:

Convertible debentures (1)	4,619	6,531	4,979	7,494	4,363,530	6,545,296

(1)	The fair value is based on quoted prices in an active market as of the reporting date.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

The carrying amount of cash and cash equivalents, short-term investments, trade receivables, other accounts receivable, short-term loans granted, trade payables, other accounts payable and liabilities in respect of investment grant approximates their fair value.

d.	Classification of financial instruments by fair value hierarchy:

The financial instruments presented in the statement of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1-	quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2-	inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.

Level 3-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Financial assets measured at fair value:

December 31, 2011:

Level 1
NIS in thousands

Financial assets at fair value through profit or loss:
Debentures and shares	18,113

Financial liabilities at fair value:

December 31, 2011:

Level 2
NIS in thousands

Financial liabilities at fair value through profit or loss:
Financial derivatives	193
Conversion options of convertible debentures	7

200

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

December 31, 2010:

Level 1
NIS in thousands

Financial assets at fair value through profit or loss:
Debentures and shares	31,605

Financial liabilities at fair value:

December 31, 2010:

Level 2
NIS in thousands

Financial liabilities at fair value through profit or loss:
Conversion options of convertible debentures	75

In 2011 and 2010, there were no transfers from Level 1 to Level 2 due to the fair value measurement of any financial instruments or any transfers to or from Level 3 due to the fair value measurement of any financial instruments.

e.	Derivatives and hedging:

In 2011, the Company executed a forward sale transaction of USD in an overall amount of $ 2,800 thousand, which will be executed over a period of half a year from December 2011 until May 2012 at a pre-determined exchange rate. The objective of the transaction is to hedge against exposure to financing expenses resulting from fluctuations in the exchange rate of the USD. The forward sale transactions is not intended as hedging for cash flows, fair value or the net investment in foreign operations. This derivative is not considered to be hedging from the accounting perspective.

The foreign currency derivatives have been measured at fair value through profit or loss and amounted to a cumulative expense of NIS 193 thousand as of December 31, 2011.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

f.	Sensitivity tests relating to changes in market factors:

	December 31,
	2011	2010
	NIS in thousands
Sensitivity test to changes in interest rates:

Gain (loss) from the change:
Increase of 2% in interest	97	28
Decrease of 2% in interest	(97)	(28)

Sensitivity test to changes in the Israeli CPI:

Gain (loss) from the change:
Increase of 2% in Israeli CPI	113	295
Decrease of 2% in Israeli CPI	(113)	(295)

Sensitivity test to changes in the U.S. dollar exchange rate:

Gain (loss) from the change:
Increase of 10% in exchange rate	127	31
Decrease of 10% in exchange rate	(127)	(31)

Sensitivity test to changes in the market price of listed securities:

Gain (loss) from the change:
Increase of 15% in market price	2,717	4,741
Decrease of 15% in market price	(2,717)	(4,741)

Forward transactions:

Increase of 10% in market price in the USD exchange rate	(917)	-
Decrease of 10% in market price in the USD exchange rate	917	-

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

Sensitivity tests and principal work assumptions:

The selected changes in the relevant risk variables were determined based on management's estimate as to reasonable possible changes in these risk variables.

The Company has performed sensitivity tests of principal market risk factors that are liable to affect its reported operating results or financial position. The sensitivity tests present the profit or loss in respect of each financial instrument for the relevant risk variable chosen for that instrument as of each reporting date. The test of risk factors was determined based on the materiality of the exposure of the operating results or financial condition of each risk with reference to the functional currency and assuming that all the other variables are constant.

The sensitivity test for changes in interest rates was performed on the Group's cash and cash equivalent balances.

Listed convertible debentures are linked to the Israeli CPI bearing fixed interest are part of the sensitivity test to changes in the CPI.

The sensitivity tests for listed investments with quoted market price (bid price) were performed on possible changes in these market prices.

Based on the Company's policy, it does not hedge its main exposures to currency. Accordingly, the main currency exposures presented in the sensitivity tables are in respect of the Company's surplus assets over liabilities linked to foreign currency.

g.	Additional information regarding significant investments in financial assets:

1.	Details of significant investments by groups of financial assets pursuant to IAS 39:

	December 31,
	2011	2010
	NIS in thousands

Financial assets at fair value through profit or loss:
Shares	-	956
Israeli Government bonds	10,516	19,808
Corporate debentures	7,597	10,841

	18,113	31,605

Trade receivables, loans and receivables	9,458	2,888

	27,571	34,493

The expected maturity profile of the significant investments as of December 31, 2011 and 2010 is for a period of up to one year.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

2.	Linkage terms of financial assets by groups of financial instruments pursuant to IAS 39:

December 31, 2011:

	In or linked to foreign currency		Linked to Israeli
	U.S. dollar	Euro	CPI	Unlinked	Total
	NIS in thousands
Financial assets at fair value through profit or loss	-	-	10,840	7,273	18,113
Trade receivables, loans and receivables	8,811	74	27	546	9,458

	8,811	74	10,867	7,819	27,571

December 31, 2010:

	In or linked to foreign currency		Linked to Israeli
	U.S. dollar	Euro	CPI	Unlinked	Total
	NIS in thousands
Financial assets at fair value through profit or loss	-	-	21,357	10,248	31,605
Trade receivables, loans and receivables	2,376	96	40	376	2,888

	2,376	96	21,397	10,624	34,493

h.	Linkage terms of financial liabilities by groups of financial instruments pursuant to IAS 39:

December 31, 2011:

	In or linked to U.S. dollar	Linked to Israeli CPI	Unlinked	Total
	NIS in thousands

Financial liabilities measured at amortized cost	1,240	4,619	18,250	24,109
Financial liabilities at fair value through profit or loss	193	7	-	200

	1,433	4,626	18,250	24,309

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:	FINANCIAL INSTRUMENTS (Cont.)

December 31, 2010:

	In or linked to U.S. dollar	Linked to Israeli CPI	Unlinked	Total
	NIS in thousands

Financial liabilities measured at amortized cost	1,755	6,531	4,879	13,165
Financial liabilities at fair value through profit or loss	-	75	-	75

	1,755	6,606	4,879	13,240

NOTE 16:	EMPLOYEE BENEFIT ASSETS AND LIABILITIES

Employee benefits consist of post-employment benefits.

a.	Post-employment employee benefits:

According to the labor laws and Severance Pay Law in Israel, the Company is required to pay compensation to an employee upon dismissal or retirement or to make current contributions in defined contribution plans pursuant to Section 14 to the Severance Pay Law, as specified below. The Company's liability is accounted for as a benefit after the completion of employment. The computation of the Company's employee benefit liability is made in accordance with a valid employment contract based on the employee's salary and employment term which establish the entitlement to receive the compensation.

The post-employment employee benefits are normally financed by contributions classified as defined benefit plans as detailed below.

b.	Defined benefit plans:

The Company accounts for that part of the payment of compensation that is not covered by contributions in defined contribution plans, as above, as a defined benefit plan for which an employee benefit liability is recognized and for which the Company deposits amounts in central severance pay funds and in qualifying insurance policies.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:	EMPLOYEE BENEFIT ASSETS AND LIABILITIES (Cont.)

1.	Expenses recognized in the statement of comprehensive income:

	Year ended December 31,
	2011	2010
	NIS in thousands

Current service cost	692	726
Interest cost on benefit obligation	472	408
Expected return on plan assets less amounts transferred to royalties	(196)	(172)
Net actuarial loss recognized in the year	68	22

Total employee benefit expenses	1,036	984

Actual return on plan assets	17	298

The expenses are presented in the statement of comprehensive income as follows:

Cost of revenues	335	308
Research and development expenses, net	261	298
Selling and marketing expenses	15	15
General and administrative expenses	425	363

	1,036	984

2.	The plan assets (liabilities), net:

	December 31,
	2011	2010
	NIS in thousands

Defined benefit obligation	(9,991)	(9,340)
Fair value of plan assets	5,761	5,415

	(4,230)	(3,925)

Net unrecognized actuarial losses *	1,498	1,496

Total liabilities, net	(2,732)	(2,429)

*	Cumulative amounts for the value of the obligation and the value of the rights in the plan assets.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:	EMPLOYEE BENEFIT ASSETS AND LIABILITIES (Cont.)

3.	Changes in the present value of defined benefit obligation:

	2011	2010
	NIS in thousands

Balance at January 1	9,340	7,738

Interest cost	472	408
Current service cost	692	726
Benefits paid	(404)	(260)
Net actuarial loss (gain)	(109)	728

Balance at December 31	9,991	9,340

4.	Plan assets:

a)	Plan assets:

Plan assets comprise assets held by a long-term employee benefit fund and qualifying insurance policies.

b)	The movement in the fair value of the plan assets:

	2011	2010
	NIS in thousands

Balance at January 1	5,415	4,838

Expected return	288	267
Contributions by employer	647	560
Benefits paid	(320)	(281)
Transfer to royalties	(92)	(95)
Net actuarial gain (loss)	(177)	126

Balance at December 31	5,761	5,415

5.	The principal assumptions underlying the defined benefit plan:

	Year ended December 31,
	2011	2010
	%

Real discount rate	2.35	2.38

Expected rate of real return on plan assets	2.38	2.70

Expected real salary increases	3-4	3-4

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:	EMPLOYEE BENEFIT ASSETS AND LIABILITIES (Cont.)

6.
In accordance with the Israeli Severance Pay Law, severance pay is granted on the basis of the employee's last monthly salary as of the date of termination, multiplied by the number of years of employment and the liabilities are partly covered by current payments to insurance companies in respect of executive insurance policies and provident funds. As of December 31, 2011, the Company's accrued severance pay liability (not covered by funds), assuming that all employees are dismissed on the same date, amounts to NIS 3,671 thousand.

NOTE 17:	TAXES ON INCOME

a.	Tax laws applicable to the Company:

Income Tax (Inflationary Adjustments) Law, 1985:

According to the law, until 2007, the results for tax purposes were adjusted for the changes in the Israeli CPI.

In February 2008, the "Knesset" (Israeli parliament) passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law starting 2008 and thereafter. Since 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. Adjustments relating to capital gains such as for sale of property (betterment) and securities continue to apply until disposal. Since 2008, the amendment to the law includes, among others, the cancellation of the inflationary additions and deductions and the additional deduction for depreciation (in respect of depreciable assets purchased after the 2007 tax year).

The Law for the Encouragement of Capital Investments, 1959 ("the Law"):

In accordance with the Law, the Company is entitled to various tax benefits, because of its status as a "beneficiary enterprise", which has been given to part of its operations, within the meaning of that term in the Law. The main benefits under the Law are:

The alternative track:

Under this track, during the benefit period the Company is entitled to a tax exemption in the first two years and a reduced tax rate of 25% for a period of 5 years in the remaining benefit period (in accordance with the percentage of foreign investments).

The basic condition for the receipt of the benefits in this track is that the enterprise contributes to the country's economic growth and is a competitive factor for the Gross Domestic Product ("a competitive enterprise"). In order to comply with this condition, the Law prescribes various requirements regarding industrial enterprises.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17:	TAXES ON INCOME (Cont.)

As for industrial enterprises, in each tax year during the benefit period, one of the following conditions must be met:

1.
The industrial enterprise's main field of activity is biotechnology or nanotechnology as approved by the Head of the Administration of Industrial Research and Development, prior to the approval of the relevant program.

2.
The industrial enterprise's sales revenues in a specific market during the tax year do not exceed 75% of its total sales for that tax year. A "market" is defined as a separate country or customs territory.

3.	At least 25% of the industrial enterprise's overall revenues during the tax year were generated from the enterprise's sales in a specific market with a population of at least 12 million.

Programs under the alternative track approved subsequent to April 1, 2005 are also required to make a minimum qualifying investment. This condition requires an investment in the acquisition of productive assets such as machinery and equipment, which must be carried out within three years. The minimum qualifying investment required for setting up a plant is NIS 300 thousand. As for plant expansion, the minimum qualifying investment is the higher of NIS 300 thousand and an amount equivalent to the "qualifying percentage" of the value of the productive assets.

The qualifying percentage of the value of the productive assets is as follows:

The value of productive assets before the expansion (NIS in millions)	The new proportion that the required investment bears to the value of productive assets

Up to NIS 140	12%
NIS 140 - NIS 500	7%
More than NIS 500	5%

The income qualifying for tax benefits under the alternative track is the taxable income of a company that has met certain conditions as determined by the Law ("a beneficiary company"), and which is derived from an industrial enterprise.

The Company has an enterprise expansion program which meets the criteria for a "beneficiary enterprise", in accordance with the Law, in the alternative benefit track.
In respect of expansion programs approved under Amendment No. 60 to the Law, the benefit period starts in the later of the year of election or the first year in which the approved enterprise earns taxable income, provided that 12 years have not passed from the year of election.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	TAXES ON INCOME (Cont.)

If a dividend is distributed out of tax exempt profits, as above, the Company will become liable for tax at the rate applicable to its profits from the beneficiary enterprise in the year in which the income was earned, as if it was not under the alternative track.

The above benefits are conditional upon the fulfillment of the conditions stipulated by the Law, regulations published thereunder and the letters of approval for the investments in the approved enterprises, as above. Non-compliance with the conditions may cancel all or part of the benefits and refund of the amount of the benefits, including interest. The managements believe that the Company is meeting the aforementioned conditions.

Amendment to the Law for the Encouragement of Capital Investments, 1959:

In December 2010, the "Knesset" (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011 ("the Amendment"), which prescribes, among others, amendments in the Law for the Encouragement of Capital Investments, 1959 ("the Law"). The Amendment became effective as of January 1, 2011. According to the Amendment, the benefit tracks in the Law were modified and a flat tax rate applies to the Company's entire preferred income under its status as a preferred company with a preferred enterprise. Commencing from the 2011 tax year, the Company will be able to opt to apply (the waiver is non-recourse) the Amendment and from the elected tax year and onwards, it will be subject to the amended tax rates that are: 2011 and 2012 - 15% (in development area A - 10%), 2013 and 2014 - 12.5% (in development area A - 7%) and in 2015 and thereafter - 12% (in development area A - 6%).

The Company has examined the effect of the adoption of the Amendment on its financial statements, and as of the date of the publication of the financial statements, it has yet to decide whether to adopt the Amendment.

The Law for the Encouragement of Industry (Taxation), 1969:

The Company has the status of an "industrial company", as implied by this law. According to this status and by virtue of regulations published thereunder, the Company is entitled to claim a deduction of accelerated depreciation on equipment used in industrial activities, as determined in the regulations issued under the Inflationary Law. The Company is also entitled to deduct issuance expenses incurred upon the issue of shares over a period of three years.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17:	TAXES ON INCOME (Cont.)

b.	Tax rates applicable to the Company:

The Israeli corporate tax rate was 26% in 2009, 25% in 2010 and 24% in 2011.

A company is taxable on its real capital gains at the corporate tax rate in the year of sale. A temporary provision for 2006-2009 stipulates that the sale of an asset other than a quoted security (excluding goodwill not paid for) that had been purchased prior to January 1, 2003, and sold by December 31, 2009, is subject to corporate tax as follows: the part of the real capital gain that is linearly attributed to the period prior to December 31, 2002 is subject to the corporate tax rate in the year of sale as set forth in the Israeli Income Tax Ordinance, and the part of the real capital gain that is linearly attributed to the period from January 1, 2003 through December 31, 2009, is subject to tax at a rate of 25%.

On December 5, 2011, the Knesset passed the Law for Tax Burden Reform (Legislative Amendments), 2011 ("the Law") which, among others, cancels effective from 2012, the scheduled progressive reduction in the corporate tax rate. The Law also increases the corporate tax rate to 25% in 2012. In view of this increase in the corporate tax rate to 25%, as above, the real capital gain tax rate and the real betterment tax rate were also increased accordingly.

The abovementioned change had no material effect on the Company's financial statements.

c.	Tax assessments:

The Company has been issued tax assessments up to and including the 2004 tax year, however the Company's tax assessments for the tax years up to and including 2005 are considered to be final.

Tax assessments in dispute:

The Company has been issued tax assessments for the 2006-2009 tax years, according to which it is required to pay additional taxation in an overall amount of NIS 340 thousand. The Company disputes the Tax Authority's claims, which form the basis for the said demand. Accordingly, the Company has filed an objection to these assessments and has recorded a provision in respect of the demand in its financial statements.

d.	Carryforward losses for tax purposes and other temporary differences:

The Company has business losses and capital losses for tax purposes, which are carried forward to the coming years, amounting to NIS 2,650 thousand as of December 31, 2011. Deferred tax assets of NIS 172 thousand have been recognized in the financial statements in respect of these losses, up to the full offset of the deferred tax liability balance in respect of depreciable fixed assets as of December 31, 2011.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17:	TAXES ON INCOME (Cont.)

Deferred tax assets of NIS 490 thousand have not been recognized in respect of carry-forward business and capital losses, and in addition deferred tax assets of NIS 2,045 thousand have not been recognized in respect of other temporary differences: research and development expenses, allowance for doubtful accounts, provision for legal claims, employee benefits and liability in respect of investment grant, this since they are not expected to be utilized in the foreseeable future.

e.	Deferred taxes:

Composition:

	Balance sheets		Statements of comprehensive income
	December 31,		Year ended December 31,
	2011	2010	2011	2010
	NIS in thousands

Deferred tax liabilities:

Depreciable fixed assets	(172)	(157)	(15)	2

Deferred tax assets:

Carry-forward loss for tax purposes	172	157	15	(2)

Deferred tax expenses			-	-

Deferred tax assets, net	-	-

f.	Taxes on income included in the statements of comprehensive income:

	Year ended December 31,
	2011	2010
	NIS in thousands

Current taxes	10	31
Taxes in respect of previous years	-	15

	10	46

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17:	TAXES ON INCOME (Cont.)

g.	Theoretical tax:

Reconciliation between the tax expense, assuming that all the income and expenses, gains and losses in the statement of comprehensive income were taxed at the statutory tax rate and the taxes on income recorded in the statement of comprehensive income is as follows:

	Year ended December 31,
	2011	2010
	NIS in thousands

Income (loss) before taxes on income from continuing operations and from operations held for sale	657	(4,330)

Statutory tax rate	24%	25%

Tax (tax benefit) computed at the statutory tax rate	158	(1,088)

Increase (decrease) in taxes on income resulting from the following factors:
Non-deductible expenses for tax purposes	826	369
Tax expenses in respect of previous years	-	15
Increase in tax losses for which no deferred taxes were recognized in the period	-	747
Utilization of tax losses from previous years for which no deferred taxes were recognized	(984)	(45)
Other	10	48

Taxes on income	10	46

Average effective tax rate	(2)%	(1)%

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:	CONTINGENT LIABILITIES AND COMMITMENTS

a.	Rental agreement:

In June 2005, the Company signed a rental agreement until June 30, 2009, in consideration for rental fees of $ 4 thousand a month in the first two years and $ 3 thousand a month in the third and fourth years. The Company has an option for three additional rental periods of two years each, in consideration for rental fees of $ 3 thousand a month. In July 2009, the Company exercised the first option for a period of two years.

On April 10, 2006, the Company signed a rental agreement for an additional area, in effect from July 1, 2006 until June 30, 2009, in consideration for $ 1 thousand a month in the first and second years and $ 2 thousand a month in the third year. The Company exercised the option for an additional rental period of two years, commencing on July 1, 2009 for a consideration of $ 2 thousand a month.

On July 3, 2011, the Company signed a rental agreement for an additional area, in effect from July 1, 2011 until June 30, 2013, for a consideration of NIS 9,600 a month, which is linked to the CPI.

On August 30, 2011, the Company signed a rental agreement for an additional area for a period of four months ending on December 31, 2011 for a consideration of NIS 3 thousand a month.

On December 6, 2011, the Company signed a rental agreement for an additional area from January 1, 2012 until June 30, 2013 for a consideration of NIS 7 thousand a month, which is linked to the CPI.

In addition to the rental fees, the Company has a commitment for maintenance fees of $ 2 thousand a month.

The Company provided bank guarantees to the lessor in a total of NIS 90 thousand.

b.
The Company's motor vehicles were leased by it under operating leases which expire at various dates. As of December 31, 2011, the Company's minimal commitments under an agreement for the rental of buildings and in respect of motor vehicles are as follows:

	Buildings	Vehicles	Total
	NIS in thousands

2012	351	518	869
2013	310	314	624
2014	266	150	416
2015	133	-	133

	1,060	982	2,042

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:	CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

c.
On June 1, 2002, the Company signed management agreements with each of the three shareholders. In accordance with the management agreements, the shareholders will extend consultancy and management services to the Company in consideration of NIS 3,500 a month for each shareholder. The agreements are for a period of one year and they will be automatically renewed for an additional year each time.

On November 19, 2006, a general meeting of the Company (which followed the approval of the Company's Board of Directors) approved the Company's commitment under new employment agreements between the Company and the controlling shareholders in the Company. The employment agreements entered force as from January 2007.

In the light of the fact that the controlling shareholders work in the Company to an extent that approximates a full time position, in March 2007, it was agreed between the Company and the controlling shareholders that the employment agreements would be amended with effect from February 15, 2007, such that the scope of their positions would be defined as 90%, the actual scope of the controlling shareholders' work, and this without any change being made in their salaries or remunerations in respect of their work. The salaries will be increased each year, as from January 2008, by the rate of the increase in the CPI with the addition of 4% a year, as from the CPI published on December 15, 2006. In addition to a salary, each of the directors will be entitled to an annual bonus of 1.75% of the increase in the Company's audited annual consolidated income before taxes with respect to the Company's audited annual consolidated income before taxes in 2006.

Furthermore, the Company is to make a car available to them or bear the maintenance expenses on their cars and part of their personal expenditures.

The general meeting that was convened on May 16, 2011 approved the extension of the existing employment agreements of the three controlling shareholders who work in the Company for a further three years as from January 1, 2012.

d.
In accordance with the employment agreement, the Company's CEO is entitled to an annual bonus at a rate of 1.5% of the Company's annual income before taxes as well as an annual bonus at a rate of 0.2% of the turnover.

On November 19, 2006, the Company made an amendment to the CEO's employment agreement. The amendment entered force on December 1, 2006.

Within the framework of the amendment it was determined that the rate of the grant that the CEO will be entitled to will be 0.2% of the turnover instead of 0.5% and the rate of the grant that the CEO will be entitled to in respect of the Company's reported profits will be 1.5% instead of 2%.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:	CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

e.
In November 2008, the Company decided to reduce the salary of most of its employees by a rate of 5%-12%, as from December 2008 (see Note 26d in respect of the reduction of the salaries of the shareholders who are employed in the Company and the Company's CEO). In September 2010, the Company raised the salaries of the employees by half of the reduction made in their salaries and in January 2011 the Company raised the salaries of the employees by the remaining half of the reduction made in their salaries.

f.
In July 2009, a claim was filed against the Company by one of its customers, in an amount of NIS 231 thousand, of which NIS 150 thousand related to punitive compensation and intangible economic damage. In 2011, a judgment was handed down, in accordance with which the parties reached a compromise agreement, that the Company will pay NIS 40 thousand to the plaintiff and accordingly the Company recorded a provision of NIS 40 thousand in the financial statements for 2010, which was settled in 2011.

g.	Capitalized leasehold rights on land from the Israel Lands Administration:

The Company has capitalized leasehold rights on land from the Israel Lands Administration in an area of 850 square meters in the region on which the Group's buildings are located. The amount attributed to the capitalized rights is presented in the balance sheet as property, plant and equipment in respect of finance lease and is depreciated over the period of the lease. The period of the lease, in the event that the option for 49 years is exercised, will end in 2077. See also Note 2j above.

h.
The Company received research and development participation grants from the bi-national Singapore-Israel Industrial Research and Development Foundation ("SIIRD"). In consideration for the right to receive the grants, the Company is required to pay royalties at a rate of 4% of the sales that are the fruit of the research and development that were financed, in an amount of up to 100% of the amount of the grants that were received or alternatively it can repay 68% of the grants that were received in the first year after the end of the project. The grants received up to December 31, 2011 amounted to NIS 2,024 thousand. The research and development process was completed at the end of 2010 and in 2011 the Company paid 68% of the grants received, in an amount of $ 365 thousand as an alternative to the payment of royalties.

i.	Guarantees:

The Company has made a guarantee of NIS 90 thousand available to the owner of the asset that it leases as collateral for compliance with its commitments.

j.
On March 14, 2011, the Company entered into a commitment under an agreement for the provision of services with Mr. Shlomo Shalev and a private company that he controls, within the framework of which Mr. Shlomo Shalev will hold office as Chairman of the Company's Board of Directors.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:	CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

In consideration for his services, the Company will pay the private company held by Mr. Shalev NIS 30 thousand a month plus VAT. In addition, the Company allocated 1,000,000 non-marketable options that are exercisable into 1,000,000 Common shares to Mr. Shalev, see Note 20 below.

k.	Commitments:

In the reporting period, the Company entered into an exclusive distribution agreement with a European distributor who has considerable experience in the MDT field ("the European distributor"). In accordance with the agreement, which is in force for a period of 10 years, in order to maintain the European distributor's exclusivity in relation to customers in Europe, the European distributor is to meet minimum annual targets for the volume of approaches to the Company by customers.

Within the framework of the decision by the Board of Directors to approve the commitment with the European distributor, the Company's Board of Directors approved the setting up of a joint venture between the Company and the distributor, with the objective of marketing supplementary software and solutions in the MRM (Mobile Resource Management) field together with the Company's products in the MDT field, where in the first stage the venture will focus on cooperating with third parties with specialized software and offer supplementary services, to be combined with the Company's products.

NOTE 19	EQUITY

a.	Composition of share capital:

	December 31, 2011 and 2010
	Authorized	Issued and outstanding
	Number of shares

Common shares of NIS 0.1 par value each	20,000,000	16,840,010

b.	Movement in share capital:

Issued and outstanding share capital:

	Number of shares	NIS par value

Balance at December 31, 2011 and 2010	16,840,010	1,684,001

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:	EQUITY (Cont.)

c.	Rights attached to shares:

1.	Voting rights at the general meeting, right to dividends, rights upon liquidation of the Company and right to nominate the directors in the Company.

2.	Quoted on the Tel-Aviv Stock Exchange.

d.
On November 25, 2005, the Company's Board of Directors approved a plan in accordance with which up to 1,364,000 non-marketable options that are exercisable into up to 1,364,000 Common shares of the Company will be granted. The employee option plan is in accordance with section 102 of the Income Tax Ordinance.

The offerees' entitlement will be formed in four equal tranches: the first tranche will be exercisable as from the end of 12 months from the time of the allocation, the second tranche will be exercisable as from the end of 24 months from the time of the allocation, the third tranche will be exercisable as from the end of 36 months from the time of the allocation and the fourth tranche will be exercisable as from the end of 48 months from the time of the allocation.

In February 2007, the Company decided to increase the number of options that can be allocated by 673,600 options

e.	Capital management in the Company:

The Company's capital management objectives are:

1.	To preserve the Company's ability to ensure business continuity thereby creating a return for the shareholders, investors and other interested parties.

2.	To ensure adequate return for the shareholders by pricing of products and services that is adjusted to the level of risk in the Group's business activity.

The Company is not under any minimal equity requirements nor is it required to attain a certain level of capital return. The Company has no duty and/or obligation to comply with any minimum equity ratio. The aforesaid does not derogate from the Tel-Aviv Stock Exchange's provisions regarding minimum equity required for continued trade of the Company's securities (according to the Stock Exchange's articles of association).

The Company acts to maintain the value of the public holdings of shares at an amount of at least NIS 5 million in order to meet the preservation rules.

The Company acts to achieve a capital return at a level that is customary in the industry and markets in which the Company operates. This return is subject to changes depending on market factors in the Company's industry and business environment. In 2011, the Company achieved a capital return of 1.7% and in 2010, the Company's capital return was negative, at (12)%.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:	EQUITY (Cont.)

Following is data about the ratio of net debt to adjusted capital in the relevant periods:

Ratio of net debt to adjusted capital:

	December 31,
	2011	2010
	NIS in thousands

Total debt reported in the financial statements	34,748	21,633
Less - cash and cash equivalents	8,337	3,546

Net debt	26,411	18,087

Total equity reported in the financial statements	37,726	36,487
Less - foreign currency translation reserve	-	(21)

Adjusted capital	37,726	36,508

Ratio of net debt to adjusted capital	0.7	0.5

NOTE 20:    SHARE-BASED PAYMENT TRANSACTIONS

a.	Expenses recognized in the financial statements:

The expense recognized in the financial statements for services received from employees and consultants is shown in the following table:

	Year ended December 31,
	2011	2010
	NIS in thousands

Total expense arising from share-based payment transactions	561	15

There have been no modifications or cancellations to any of the employee and consultants benefit plans during 2011 or 2010. The share-based payment transactions that the Company granted to its employees and consultants are described below.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:    SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

b.	Share-based payment plan to employees and consultants of the Company:

In May 2011, the Chairman of the Company's Board of Directors, Mr. Shlomo Shalev, was granted 1,000,000 non-marketable options, which are exercisable into 1,000,000 Common shares of NIS 0.1 par value each. The exercise price of the options is NIS 1.9338 for each option, which constitutes the fair value of the shares at the time of the signing of the agreement with him.

The options will vest in seven equal quarterly tranches as from March 14, 2011. The options that have vested will be exercisable in the course of the period of the grant agreement and until the earlier of 24 months from the date of the termination of Mr. Shalev's office as Chairman of the Board of Directors or 30 months from the vesting date of the last tranche of the options. The term in accordance with which the calculation has been made is until March 14, 2015.

The following are the data that have been used in the measurement of the fair value of the options at the time of the grant in accordance with the binomial model for costing options in respect of the plan:

Dividend yield on the share (%)	0%
Expected volatility of the share prices (%)	62.16 – 63.34
Risk-free interest rate (%)	Period 1 – 3.61
Period 2 – 4.41
Period 3 – 4.90
Period 4 – 5.31
Expected life of share options (years)	3.81
Share price on date of grant (NIS)	1.51

The fair value of the options was determined to be NIS 665 thousand at the time of the grant in accordance with the above data.

c.
The tax arrangement that applies to the grant of the options to employees and officers is in accordance with section 102(B) of the Income Tax Ordinance (New Version), 1961 and the provisions of the Ordinance and the Income Tax Rules (Tax Reliefs on Allocation of Shares to Employees), 2003 apply to them.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:    SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

d.	Movement during the year:

The following table lists the number of share options, the weighted average exercise prices of share options and modification in employee and consultant option plans during the current year:

	2011		2010
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		NIS		NIS

Share options outstanding at beginning of year	1,480,401	1.69	1,660,401	2.03
Share options granted during the year	1,000,000	1.93	-	-
Share options expired during the year	(62,000)	4.13	(180,000)	3.37

Share options outstanding at end of year	2,418,401	1.84	1,480,401	1.87

Share options exercisable at end of year	1,989,830	1.82	1,362,901	1.69

e.	The weighted average remaining contractual life for the share options outstanding as of December 31, 2011 was 2.48 years (2010 - 2.9 years).

f.	Measurement of the fair value of equity-settled share options:

The Company uses the binomial model when estimating the grant date fair value of equity-settled share options. The measurement was made at the grant date of equity-settled share options since the options were granted to employees. For options granted to consultants, the fair value is remeasured as the services are received.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21:    PROVISIONS

	Provision for warranty	Legal claim	Total
	NIS in thousands

Balance at January 1, 2010	119	50	169

Amounts provided (reversed) in the year	7	(10)	(3)

Balance at December 31, 2010	126	40	166

Amounts provided (reversed) in the year	434	(40)	394

Balance at December 31, 2011	560	-	560

	December 31,
	2011	2010
	NIS in thousands
Presented in the balance sheet in:

Current liabilities	560	166

Provision for warranty:

The provision was recognized for warranty expenses on products acquired during the last year, based on the Company's past experience of receipts and payments. It is expected that most of these costs will be incurred within a year from the reporting date.

Legal claim:

See Note 18f above.

NOTE 22:	ADDITIONAL INFORMATION TO THE PROFIT OR LOSS ITEMS

		Year ended December 31,
		2011	2010
		NIS in thousands
a.	Revenues:

	From sales of hardware products	44,415	17,615
	From the provision of services	473	850

		44,888	18,465
b.	Cost of revenues:

	Cost of sales of hardware products	31,562	12,672
	Cost of services	355	430

		31,917	13,102

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22:	ADDITIONAL INFORMATION TO THE PROFIT OR LOSS ITEMS (Cont.)

		Year ended December 31,
		2011	2010
		NIS in thousands

	Materials	24,068	7,588
	Subcontractors	2,813	-
	Salaries	4,879	3,685
	Export expenses	542	234
	Share-based payment	10	16
	Plant maintenance and manufacturing expenses	813	701
	Depreciation	945	939
	Vehicle maintenance	190	128
	Increase in provision for warranty	434	6
	Other	168	50

		34,861	13,347

	Increase in inventories of finished goods and inventories in transit	(2,944)	(245)

		31,917	13,102

c.	Selling and marketing expenses:

	Salaries	194	502
	Subcontractors	1,379	1,401
	Marketing and sales promotion	32	33
	Foreign travel	95	98
	Vehicle maintenance	-	14
	Other	23	108

		1,723	2,156

d.	General and administrative expenses:

	Salaries	3,387	2,888
	Professional services	1,156	640
	Vehicle maintenance	196	272
	Insurance	131	121
	Office supplies and maintenance	297	205
	Depreciation	105	132
	Advanced courses	16	12
	Share-based payment	551	(1)
	Other	141	87

		5,980	4,356

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22:	ADDITIONAL INFORMATION TO THE PROFIT OR LOSS ITEMS (Cont.)

		Year ended December 31,
		2011	2010
		NIS in thousands

e.	Research and development expenses:

	Salaries	4,006	3,743
	Vehicle maintenance	385	333
	Subcontractors	761	698
	Overheads	132	136
	Participation in R&D expenses	(150)	(347)
	Other	40	16

		5,174	4,579

f.	Finance income:

	Exchange rate gains	654	-
	Interest from deposits, income tax and other	172	163
	Gain from marketable securities, net	413	1,898

		1,239	2,061

g.	Finance expenses:

	Finance expenses in respect of convertible debentures	971	1,329
	Commissions	69	50
	Exchange rate losses	-	253
	Expenses in respect of financial derivatives	195	-

		1,235	1,632

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:	NET EARNINGS (LOSS) PER SHARE

a.	Details pertaining to the number of shares and net income (loss) used in the computation of net earnings (loss) per share:

	Year ended December 31,
	2011		2010
	Weighted number of shares	Net income attributable to equity holders of the Company	Weighted number of shares	Net income (loss) attributable to equity holders of the Company
	In thousands	NIS in thousands	In thousands	NIS in thousands

Number of shares and income (loss) used to calculate basic net earnings (loss) per share from continuing operations	16,840	141	16,840	(5,323)

Used to calculate diluted net earnings (loss) per share from continuing operations	17,850	141	16,840	(5,323)

Used to determine basic net earnings per share from discontinued operation	16,840	516	16,840	947

Used to determine diluted net earnings per share from discontinued operation	17,850	516	17,850	947

b.
To compute diluted net earnings per share in 2011, potentially dilutive convertible securities and Common shares as detailed below have not been taken into account since their inclusion increases the basic net earnings per share (anti-dilutive effect):

1,069,699 options to employees under share-based payment plans under weighted calculation, 6,300,221 convertible debentures under weighted calculation.

NOTE 24:	DISPOSAL OF DISCONTINUED OPERATION

On July 15, 2011, the Company sold the software operation. The Company completed the sale transaction by July 28, 2011 for a consideration of $ 550 thousand in cash. The pre-tax capital gain on the disposal was NIS 1,683 thousand, without a tax charge as a result of the set-off of capital losses and accumulated business losses.

In the light of the sale of the software operation, the Company is only engaged in hardware operations and accordingly no operating segments are presented.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24:	DISPOSAL OF DISCONTINUED OPERATION (Cont.)

The following are details on the operating results that are attributed to the discontinued operation:

	Year ended December 31,
	2011	2010
	NIS in thousands

Revenues from sales	769	1,840
Cost of sales	730	839

Gross profit	39	1,001
Research and development, selling, general and administrative expenses	1,195	54

Operating income (loss)	(1,156)	947
Finance expenses, net	1	-
Taxes on income	10	-
Income from sale of discontinued operation, net	1,683	-

Income from discontinued operation, net	516	947

The following are details on net cash flows that are attributed to the discontinued operation and which were provided by (used in) the discontinued operation:

	Year ended December 31,
	2011	2010
	NIS in thousands

Operating activities	(1,158)	908

Investment activities	1,302	-

NOTE 25:	OPERATING SEGMENTS

a.	General:

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and assess its performance. After the sale of the software operation in July 2011, the Company is only engaged in the hardware segment and therefore no operating segments are presented.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25:	OPERATING SEGMENTS (Cont.)

b.	Additional information on revenues:

	Year ended December 31,
	2011	2010
	NIS in thousands

Revenues from major customers, each accounting for at least 10% of total revenues reported in the financial statements:

Customer A	17,690	20
Customer B	7,180	73
Customer C	5,376	3,374
Customer D	270	2,986
Customer E	6,234	2,698

c.	Geographical information:

Revenues reported in the financial statements have been produced in the Company's country of residence (Israel). Following is the classification of revenues based on the customers' location in the geographical markets:

	Year ended December 31,
	2011	2010
	NIS in thousands

U.S.	38,246	12,826
Europe	3,046	2,467
Israel	1,436	2,794
Canada	832	654
Other	2,097	1,564

	45,657	20,305
Classification of discontinued operation, net	(769)	(1,840)

	44,888	18,465

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25:	OPERATING SEGMENTS (Cont.)

The carrying amount of fixed assets (property, plant and equipment and intangible assets) based on the location of the assets in the relevant country of residence:

	December 31,
	2011	2010
	NIS in thousands

Israel	6,645	6,579

NOTE 26:	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

a.	Balances with interested and related parties:

Composition:

December 31, 2011:

	For terms	CEO and key management personnel	Directors, interested party and other related parties
	see Note	NIS in thousands

Employee benefit assets	16	626	-

Other accounts payable	12	844	26
Employee benefit liabilities	16	2,888	-

		3,732	26

December 31, 2010:

	For terms	CEO and key management personnel	Directors, interested party and other related parties
	see Note	NIS in thousands

Employee benefit assets	16	566	-

Other accounts payable	12	917	26
Employee benefit liabilities	16	2,451	-

		3,368	26

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26:	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES (Cont.)

b.	Compensation of key management personnel (including directors) employed in the Company:

In addition to salaries, the Company's directors and senior executives are entitled to non-cash benefits such as a car, cellular phone etc. The executives are also entitled to the Company's share option plans (see Note 20 above). The benefits granted to key management personnel (including directors) employed in the Company are as follows:

	Year ended December 31,
	2011		2010
		Amount		Amount
	No. of people	NIS in thousands	No. of people	NIS in thousands

Short-term employee benefits	6	2,685	5	2,237
Long-term employee benefits	5	633	5	502
Share-based payment	2	550	1	4

		3,868		2,743

The benefits granted to key management personnel (including directors) not employed in the Company are as follows:

	Year ended December 31,
	2011		2010
		Amount		Amount
	No. of people	NIS in thousands	No. of people	NIS in thousands

Total benefits to director not employed by the Company	3	129	4	93

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26:	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES (Cont.)

c.	Transactions with interested and related parties:

Year ended December 31, 2011:

	For terms	CEO and key management personnel	Directors, interested party and other related parties
	see Note	NIS in thousands

General and administrative expenses	18	3,868	129

Year ended December 31, 2010:

	For terms	CEO and key management personnel	Directors, interested party and other related parties
	see Note	NIS in thousands

General and administrative expenses	18	2,765	93

d.	Income and expenses from interested and related parties:

Transactions with other related parties:

1.
In November 2008, the shareholders who are employed in the Company and the Company's CEO agreed that their salaries would be cut by 15% for a period of one year from December 2008. In November 2009, the said shareholders and the Company's CEO agreed to extend the period of the salary cut for an additional year. The shareholders who are employed in the Company and the CEO will be entitled to demand the cancellation of the reduction at any time and that the Company will cancel the salary cut immediately upon the receipt of the demand for the person who requested the cancellation of the reduction. In December 2010, the salary cut was halted and the controlling shareholders and the CEO went back to their salaries in accordance with their employment agreements.

2.	In May 2011, the shareholders who are employed in the Company agreed that their salaries would be cut by 15% from May 2011 until December 2011.

MICRONET LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27:	EVENTS AFTER THE REPORTING DATE

a.
On March 5, 2012, in accordance with a decision by the Company's Board of Directors of January 11, 2012, 55,000 non-marketable options that are exercisable into 55,000 Common shares of NIS 0.1 par value each were allocated to the Company's Chief Operating Officer. The exercise price of the options is NIS 2.5 per option, the vesting period is 4 years and the lifetime of the options is 5 years. The Company's share price at the time of the grant was NIS 1.836.

b.
On January 25, 2012, the Tel-Aviv Stock Exchange informed the Company that the latter was not in compliance with the rules of preservation as of December 31, 2011, since the value of the public's holdings in the Company's at that time was less than NIS 5 million. The Company was given an extension until June 30, 2012 to take steps in order for the Company to be in compliance with the rules of preservation. In the event that the Company does not comply with these rules, in July 2012, the board of directors of the Stock Exchange will discuss the transfer of the Company's shares to the preservation list.